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                                  EXHIBIT "A"

                            GOLDEN STATE BANCORP INC.
                               OMNIBUS STOCK PLAN

                                   SECTION 1
                        BACKGROUND, PURPOSE AND DURATION

         1.1 Effective Date. The Plan is effective as of March 16, 1999, subject to approval by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 1999 Annual Meeting of Stockholders of the Company.

         1.2 Purpose of the Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of (1) employees of the Company and its Affiliates, (2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company or any Subsidiary who are employees of neither the Company nor any Affiliate. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under section 162(m) of the Code.

                                   SECTION 2
                                   DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

         2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

         2.3 "Award" means, individually or collectively, a grant under the Plan of Non-qualified Stock Options, Incentive Stock Options, SARs or Restricted Stock.

         2.4 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

         2.5 "Board" means the Board of Directors of the Company.

         2.6 "Change of Control" means the occurrence of any of the following:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph
         (a) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control: (i) any increase in such percentage ownership of a Person to 20% or more resulting solely from any acquisition of shares directly from the Company or any acquisition of shares by the Company, provided, however, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 2% or more (measured as of the date of each such subsequent



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         acquisition) to such Person's beneficial ownership of Outstanding
         Company Common Stock or Outstanding Company Voting Securities shall be deemed to constitute a Change of Control, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (iii) any acquisition by Ronald O. Perelman, Gerald J. Ford or any entity controlled by either or both of them; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1),
         (2) and (3) of paragraph (c) below; or

                  (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then Outstanding Company Common Stock and Outstanding Company Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
         (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) individuals who were on the Incumbent Board continue to constitute at least a majority of the members of the board of directors of the corporation resulting from the Business Combination; provided however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

                  Notwithstanding the foregoing, the occurrence of an event described in the above paragraphs (a) through (c), inclusive, shall not be deemed to constitute a change of control if, following the occurrence of such event, Gerald J. Ford continues to serve as the Chairman and Chief Executive Officer of the Company (in the case of a Business Combination, of the surviving company in such Business Combination). However, if a change of control does not occur solely because of the operation of the preceding sentence, then a change of control shall occur upon the subsequent death or permanent disability of Gerald J. Ford.

                  (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         2.7 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any


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comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         2.8 "Committee" means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

         2.9 "Company" means Golden State Bancorp Inc., a Delaware corporation, or any successor thereto.

         2.10 "Consultant" means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

         2.11 "Director" means any individual who is a member of the Board or the Board of Directors of any Subsidiary.

         2.12 "Disability" means a permanent and total disability within the meaning of section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

         2.13 "Earnings Per Share" means net income per diluted share as reported in the Company's audited consolidated statement of income (as included in the Company's Form 10-K filed pursuant to the 1934 Act) for the period being measured, computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share."

         2.14 "Efficiency Ratio" means the ratio of noninterest expense to the sum of net interest income and noninterest income (excluding goodwill amortization). Noninterest expense, net interest income and noninterest income should each agree to such items as reported in the Company's audited consolidated statement of income (as included in the Company's Form 10-K filed pursuant to the 1934 Act) for the period being measured, except that the Committee may, in its sole discretion, elect to exclude any or all of the following non-recurring items:

         (a) gains or losses on the disposition of discontinued operations

         (b) the cumulative effects of changes in accounting principles

         (c) the writedown of any asset

         (d) charges for restructuring and rationalization programs.

         2.15 "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

         2.16 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

         2.17 "Fair Market Value" means the last quoted per share selling price for Shares on the relevant date on the consolidated tape for New York Stock Exchange listed companies, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

         2.18 "Fiscal Year" means the fiscal year of the Company.

         2.19 "Grant Date" means, with respect to an Award, the date that the Award was granted.

         2.20 "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.



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         2.21 "Net Income" means net income as reported in the Company's audited consolidated statement of income (as included in the Company's Form 10-K filed pursuant to the 1934 Act) for the period being measured.

         2.22 "Non-employee Director" means a Director who is an employee of neither the Company nor of any Affiliate.

         2.23 "Non-qualified Stock Option" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

         2.24 "Option" means an Incentive Stock Option or a Non-qualified Stock Option.

         2.25 "Participant" means an Employee, Consultant, or Non-employee Director who has an outstanding Award.

         2.26 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Pre-Tax Net Income, (b) Net Income, (c) Efficiency Ratio, (d) Total Shareholder Return,
(e) Pre-Tax Return on Average Equity, (f) Return on Average Equity, (g) Return on Assets, and (h) Earnings Per Share. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. "Determination Date" means the latest possible date that will not jeopardize an Award's qualification as performance-based compensation under section 162(m) of the Code. Notwithstanding the previous sentence, for Awards not intended to qualify as performance-based compensation, "Determination Date" shall mean such date as the Committee may determine in its discretion.

         2.27 "Period of Restriction" means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

         2.28 "Plan" means the Golden State Bancorp Inc. Omnibus Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

         2.29 "Pre-Tax Net Income" means net income before taxes, minority interest and extraordinary items as reported in the Company's audited consolidated statement of income (as included in the Company's Form 10-K filed pursuant to the 1934 Act) for the period being measured.

         2.30 "Pre-Tax Return on Average Equity" means the ratio of net income before taxes, minority interest and extraordinary items as reported in the Company's audited consolidated statement of income (as included in the Company's Form 10-K filed pursuant to the 1934 Act) for the period being measured, as a percentage of average stockholders' equity for the period being measured, as included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K filed pursuant to the 1934 Act.

         2.31 "Restricted Stock" means an Award granted to a Participant pursuant to Section 7.

         2.32 "Retirement" means, in the case of an Employee, a Termination of Service after attaining at least age 55 and 10 Years of Service (as defined under the California Federal Employees' Investment Plan, or any successor plan). With respect to a Non-Employee Director, "Retirement" means a Termination of Service on the Board or the Board of Directors of any Subsidiary after completing at least eight years of continuous service on such Board. With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement."

         2.33 "Return on Average Assets" means the ratio of net income as reported in the Company's audited consolidated statement of income (as included in the Company's Form 10-K filed pursuant to the 1934 Act) for the period being measured, as a percentage of average assets for the period being measured, as included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K filed pursuant to the 1934 Act.



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         2.34 "Return on Average Equity" means ratio of net income as reported in the Company's audited consolidated statement of income (as included in the Company's Form 10-K filed pursuant to the 1934 Act) for the period being measured, as a percentage of average stockholders' equity for the period being measured, as included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K filed pursuant to the 1934 Act.

         2.35 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

         2.36 "Shares" means shares of the Company's common stock, $1.00 par value.

         2.37 "Stock Appreciation Right" or "SAR" means an Award, granted alone, in connection or in tandem with a related Option, that pursuant to Section 6 is designated as a SAR.

         2.38 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.39 "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Non-employee Director, a cessation of the Non-employee Director's service on the Board or the Board of Directors of any Subsidiary for any reason.

         2.40 "Total Shareholder Return" means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

                                   SECTION 3
                                 ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b-3, and (b) an "outside director" under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

         3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Non-employee Directors pursuant to Section 8), (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding any contrary provision of the Plan, the Committee may reduce the amount payable under any Award (other than an Option) after the grant of such Award.



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         3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

         3.4 Non-employee Directors. Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 8 of the Plan, and the Committee shall exercise no discretion with respect to Section 8. In the Board's administration of Section 8 and the Options and any Shares granted to Non-employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

         3.5 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                   SECTION 4
                           SHARES SUBJECT TO THE PLAN

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 7,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

         4.2 Lapsed Awards. If an Award terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award.

         4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee may adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limit of Section 5.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Non-employee Directors pursuant to Section 8, the foregoing adjustments shall be made by the Board, and any such adjustments also shall apply to the future grants provided by Section 8. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

                                   SECTION 5
                                  STOCK OPTIONS

         5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 1,000,000 Shares. The Committee may grant Incentive Stock Options, Non-qualified Stock Options, or a combination thereof.

         5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.

         5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.



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         5.3.1 Non-qualified Stock Options. In the case of a Non-qualified Stock
Option, the Exercise Price may be equal to, greater than or less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as shall be determined by the Committee in its sole discretion.

         5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

         5.4 Expiration of Options.

                  5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

                  (a) The expiration of ten (10) years from the Grant Date; or

                  (b) The expiration of ninety (90) days from the date of the Participant's Termination of Service for a reason other than the Participant's death, Disability or Retirement; or

                  (c) The expiration of one (1) year from the date of the Participant's Termination of Service by reason of Disability; or

                  (d) The expiration of one (1) year from the date of the Participant's Retirement (subject to Section 5.8.2 regarding Incentive Stock Options); or

                  (e) The date for termination of the Option determined by the Committee in its sole discretion and set forth in the written Award Agreement.

         5.4.2 Death of Participant. If a Participant who is an Employee or Consultant dies prior to the expiration of his or her Options, his or her Options shall be exercisable until (a) the expiration of one (1) year after the date of death, or (b) until the date for termination of the Option determined by the Committee in its sole discretion and set forth in the written Award Agreement, whichever shall first occur.

         5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted and before such Option expires, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

         5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

         5.5.1 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan or any Award Agreement, immediately upon the occurrence of a Change of Control that occurs prior to a Participant's Termination of Service, the right to exercise each Option then outstanding shall accrue as to 100% of the Shares then subject to such Option.

         5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent (including, but not limited to, by means of, a broker-assisted cashless exercise). The Committee, in its sole discretion,


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also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

         As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

         5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

         5.8 Certain Additional Provisions for Incentive Stock Options.

                  5.8.1 Exercisability. To the extent the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) exceed $100,000, the excess portion of such Incentive Stock Options shall be deemed to be Non-qualified Stock Options. For purposes of this Section 5.8.1, Incentive Stock Options shall be taken into account in the order in which they were granted.

                  5.8.2 Termination of Service. If any portion of an Incentive Stock Option is exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise), the portion so exercised shall be deemed a Non-qualified Stock Option.

                  5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

                  5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

         5.9 Grant of Reload Options. The Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a "Reload Option") for a number of shares of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload Option shall (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

                                   SECTION 6
                            STOCK APPRECIATION RIGHTS

         6.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 1,000,000 Shares.

         6.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the


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exercise price of an SAR may be equal to, greater than or less than one hundred
(100%) of the Fair Market Value of a Share on the Grant Date, as shall be determined by the Committee in its sole discretion.

               6.2.1 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan or any Award Agreement, immediately upon the occurrence of a Change of Control that occurs prior to a Participant's Termination of Service, the right to exercise each SAR then outstanding shall accrue as to 100% of the Shares with respect to such SAR.

         6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

         6.4 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

         6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                  (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

                  (b) The number of Shares with respect to which the SAR is exercised.

         6.6 Payment Upon Exercise of SAR. At the discretion of the Committee, payment for a SAR may be in cash, Shares or a combination thereof.

                                   SECTION 7
                                RESTRICTED STOCK

         7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than 500,000 Shares of Restricted Stock.

         7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the end of the applicable Period of Restriction and all restrictions on such Shares have lapsed.

         7.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

         7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

               7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

               7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under section 162(m) of the Code, the Committee, in its discretion, may set


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

restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code (e.g., in determining the Performance Goals).

         7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

         "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Golden State Bancorp Inc. Omnibus Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Golden State Bancorp Inc."

               7.4.4 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan or of any Award Agreement, immediately upon the occurrence of a Change of Control that occurs prior to a Participant's Termination of Service, 100% of any outstanding Shares of Restricted Stock shall be 100% vested in the Participant.

         7.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

         7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

         7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

         7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

                                   SECTION 8
                             NON-EMPLOYEE DIRECTORS

         8.1 Granting of Options. Subject to the terms and provisions of the Plan, Non-qualified Stock Options may be granted to Non-employee Directors at any time and from time to time as determined by the Board in its sole discretion.

         8.2 Terms of Options.

                  8.2.1 Option Agreement. Each Option granted pursuant to this
         Section 8 shall be evidenced by a written stock option agreement which shall be executed by the Non-employee Director and the Company.

                  8.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 8 may be equal to, greater than or less than one hundred percent (100%) of the Fair Market Value of such Shares on the Grant Date as shall be determined by the Board in its sole discretion.

         8.2.3 Exercisability. Options granted pursuant to this Section 8 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall determine in its sole discretion. After an Option is granted, the Board, in its sole discretion, may accelerate the exercisability of the Option.

                  (a) Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan or any Award Agreement, immediately upon the occurrence of a Change of Control that occurs prior to a Participant's Termination of Service, the right to exercise each Option then outstanding shall accrue as to 100% of the Shares then subject to such Option.

         8.2.4 Expiration of Options. Each Option shall terminate upon the first to occur of the following events: (a) The expiration of ten (10) years from the Grant Date; or

                  (b) The expiration of ninety (90) days from the date of the Non-employee Director's Termination of Service for a reason other than death, Disability or Retirement; or

                  (c) The expiration of one (1) year from the date of the Non-employee Director's Termination of Service by reason of the Non-Employee Director's Disability or Retirement; or

                  (d) The date for termination of the Option determined by the Board in its sole discretion and set forth in the written Award Agreement.

         8.2.5 Death of Director. Notwithstanding Section 8.2.4, if a Non-employee Director dies prior to the expiration of his or her Options in accordance with Section 8.2.4, his or her Options shall terminate (a) one (1) year after the date of his or her death, or (b) on the date for termination of the Option determined by the Board in its sole discretion and set forth in the written Award Agreement, whichever shall first occur.

         8.2.6 Not Incentive Stock Options. Options granted pursuant to this
Section 8 shall not be designated as Incentive Stock Options.

     8.3 Other Terms. All provisions of the Plan not inconsistent with this
Section 8 shall apply to Options granted to Non-employee Directors; provided, however, that Section 5.2 (relating to the Committee's discretion to set the terms and conditions of Options) shall be inapplicable with respect to Non-employee Directors.

                                    SECTION 9
                                  MISCELLANEOUS

     9.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

     9.2 Participation. No Employee, Consultant or Non-Employee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     9.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

         9.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

         9.5 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

         9.6 Domestic Relations Order. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights.

         9.7 Nontransferability of Awards. Unless otherwise determined by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Sections
9.5 and 9.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

         9.8 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

         9.9 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct (including, but not limited to, deduction through a broker-assisted cashless exercise) or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including, but not limited to, the Participant's FICA and SDI obligations) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant's Award may, in the Committee's discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

         9.10 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state, local and foreign jurisdiction marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

         9.11 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

                                   SECTION 10
                       AMENDMENT, TERMINATION AND DURATION

         10.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

         10.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 10.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after ten (10) years from the Effective Date.

                                   SECTION 11
                               LEGAL CONSTRUCTION

         11.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         11.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         11.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         11.4 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

         11.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.


                                    EXECUTION

     IN WITNESS WHEREOF, Golden State Bancorp Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

                                    GOLDEN STATE BANCORP INC.

Dated: May 17, 1999
                                    By  /s/ Vanessa L. Washington
                                      ---------------------------
                                    Name:   Vanessa L. Washington
                                    Title:  Senior Vice President and Secretary


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